THIS DRAFT PURCHASE AND SALE AGREEMENT ("AGREEMENT") HAS BEEN PREPARED FOR DISCUSSION PURPOSES ONLY. IT REMAINS SUBJECT TO FURTHER REVIEW AND COMMENT BY SKYLINE PARTNERS L.P.,("SELLER") AND TO FINAL APPROVAL BY AUTHORIZED OFFICERS OF SELLER. THIS IS NOT A COMMITMENT BY SELLER TO ENTER INTO THE TRANSACTIONS DESCRIBED HEREIN. THE DELIVERY OF THIS AGREEMENT BY OR ON BEHALF OF SELLER IS NOT, NOR SHOULD IT BE CONSTRUED TO BE, A CONTRACT, AN OFFER OR COUNTER-OFFER, IT BEING THE SELLER'S INTENTION THAT THIS AGREEMENT IS NOT BINDING ON ANY PARTY AND THAT NO CONTRACT SHALL ARISE UNLESS AND UNTIL THIS AGREEMENT HAS BEEN COMPLETED AND DULY AUTHORIZED, EXECUTED AND DELIVERED. ANY PARTY MAY TERMINATE NEGOTIATIONS AT ANY TIME PRIOR TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT WITHOUT NOTICE OR LIABILITY TO ANY OTHER PARTY. IN NO EVENT SHALL THIS AGREEMENT OR ANY DISCUSSIONS IN CONNECTION HEREWITH BE INTRODUCED OR USED AS EVIDENCE IN ANY LITIGATION OR PROCEEDING.

                           PURCHASE AND SALE AGREEMENT

                                       By

                                       and

                                     Between

                             SKYLINE PARTNERS, L.P.
                                    (Seller)

                                       and

                                 SNOWDANCE, INC.
                                   (Purchaser)

THIS DRAFT PURCHASE AND SALE AGREEMENT ("AGREEMENT") HAS BEEN PREPARED FOR DISCUSSION PURPOSES ONLY. IT REMAINS SUBJECT TO FURTHER REVIEW AND COMMENT BY SKYLINE PARTNERS L.P.,("SELLER") AND TO FINAL APPROVAL BY AUTHORIZED OFFICERS OF SELLER. THIS IS NOT A COMMITMENT BY SELLER TO ENTER INTO THE TRANSACTIONS DESCRIBED HEREIN. THE DELIVERY OF THIS AGREEMENT BY OR ON BEHALF OF SELLER IS NOT, NOR SHOULD IT BE CONSTRUED TO BE, A CONTRACT, AN OFFER OR COUNTER-OFFER, IT BEING THE SELLER'S INTENTION THAT THIS AGREEMENT IS NOT BINDING ON ANY PARTY AND THAT NO CONTRACT SHALL ARISE UNLESS AND UNTIL THIS AGREEMENT HAS BEEN COMPLETED AND DULY AUTHORIZED, EXECUTED AND DELIVERED. ANY PARTY MAY TERMINATE NEGOTIATIONS AT ANY TIME PRIOR TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT WITHOUT NOTICE OR LIABILITY TO ANY OTHER PARTY. IN NO EVENT SHALL THIS AGREEMENT OR ANY DISCUSSIONS IN CONNECTION HEREWITH BE INTRODUCED OR USED AS EVIDENCE IN ANY LITIGATION OR PROCEEDING.



                           Dated as of August __, 1997

                                TABLE OF CONTENTS

ARTICLE I

     PURCHASE AND SALE; PURCHASE PRICE                                         1
     Section 1.1    Property                                                   1
     Section 1.2    Purchase Price                                             1

ARTICLE II

     EXAMINATION PERIOD                                                        3
     Section 2.1    Examination Period                                         3
     Section 2.2    Diligence Materials                                        3
     Section 2.3    Access to Property                                         5
     Section 2.4    "AS IS" if Purchaser Proceeds to Closing                   5
     Section 2.5    Maintenance of Property by Seller                          5

ARTICLE III

     TITLE                                                                     5
     Section 3.1    Condition of Title                                         5
     Section 3.2    Title Commitment                                           6
     Section 3.3    No Obligation to Cure Title Objections                     7
     Section 3.4    Title Clearance                                            7
     Section 3.5    (Intentionally omitted)                                    8
     Section 3.6    Franchise Taxes                                            8

ARTICLE IV

     CLOSING                                                                   8
     Section 4.1    Closing                                                    8
     Section 4.2    Payment of Purchase Price                                  8

ARTICLE V

     REPRESENTATIONS AND WARRANTIES                                            9
     Section 5.1    Representations and Warranties by Seller                   9
     Section 5.2    Purchaser's Representations and Warranties                10
     Section 5.3    Purchaser Accepts Property "As Is"                        11

ARTICLE VI

     CLOSING DELIVERIES                                                       13
     Section 6.1    Seller's Closing Deliveries                               13
     Section 6.2    Purchaser's Closing Deliveries                            14

ARTICLE VII

     PRORATIONS; CLOSING EXPENSES                                             14
     Section 7.1    Prorations                                                14
     Section 7.2    Closing Expenses                                          15
     Section 7.3    Past Due Rentals                                          15

     Section 7.4    Taxes                                                     15

ARTICLE VIII

     CONDITIONS TO CLOSING                                                    15
     Section 8.1    Seller's Conditions                                       15
     Section 8.2    Purchaser's Conditions                                    16
     Section 8.3    Failure of Condition                                      16

ARTICLE IX

     INDEMNITY                                                                17
     Section 9.1    Purchaser's Indemnity                                     17
     Section 9.2    Seller's Indemnity                                        17

ARTICLE X

     CASUALTY; CONDEMNATION                                                   17
     Section 10.1   Casualty                                                  17
     Section 10.2   Condemnation                                              18

ARTICLE XI

     BROKERAGE                                                                18
     Section 11.1   Brokerage Commissions                                     18

ARTICLE XII

     NOTICES                                                                  18
     Section 12.1   Notices                                                   18

ARTICLE XIII

     DAMAGES                                                                  20
     Section 13.1   Purchaser's Default                                       20
     Section 13.2   Seller's Default                                          20

ARTICLE XIV

     MISCELLANEOUS                                                            20
     Section 14.1   Time of the Essence                                       20
     Section 14.2   Attorneys' Fees                                           20
     Section 14.3   No Waiver                                                 20
     Section 14.4   Entire Agreement                                          20
     Section 14.5   Survival                                                  20
     Section 14.6   Successors and Assigns                                    21
     Section 14.7   Assignment                                                21
     Section 14.8   Relationship of the Parties                               21
     Section 14.9   Governing Law                                             21
     Section 14.10  (Intentionally omitted)                                   21
     Section 14.11  Review by Counsel                                         21
     Section 14.12  (Intentionally omitted)                                   22

     Section 14.13  Consent to Jurisdiction; Service of Process               22
     Section 14.14  Business Days                                             23
     Section 14.15  Certain Terms                                             23
     Section 14.16  Severability                                              23
     Section 14.17  Waiver of Jury Trial                                      24
     Section 14.18  No Recording                                              24
     Section 14.19  Like-Kind Exchange                                        24
     Section 14.20  Exclusivity                                               24
     Section 14.21  Effectiveness                                             24
     Section 14.22  Counterparts                                              24

SCHEDULES

     Schedule 1.1     - Legal Description

     Schedule 1.2     - Intentionally Omitted

     Schedule 3.1     - Permitted Exceptions

     Schedule 5.1(iv) - Existing Leases relating to the Property

     Schedule 5.1(vi) - Contracts



EXHIBITS

     Exhibit A - Limited Warranty Deed

     Exhibit B - Assignment and Assumption of Leases

     Exhibit C - Assignment and Assumption of Contracts

     Exhibit D - FIRPTA Affidavit

                           PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the __ day of August, 1997 by and between SKYLINE PARTNERS, L.P., a Delaware limited partnership ("Seller"), and SNOWDANCE, INC. ("Snowdance").

          A. Seller owns certain real property commonly known as Hogback Mountain located in the townships of Marlboro and Wilmington, Windham County, Vermont.

          B. Subject to the terms and conditions set forth herein, Seller desires to sell, and SNOWDANCE or its designee (collectively, referred to as the "Purchaser") desires to purchase the Property (as defined below).

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                        PURCHASE AND SALE; PURCHASE PRICE

          Section 1.1 Property. Subject to the terms and conditions hereof, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller on the Closing Date (as defined in Section 1.2 below) those certain plots, pieces and parcels of land located in the townships of Marlboro and Wilmington, County of Windham, State of Vermont more particularly described on Schedule 1.1 attached hereto and made a part hereof (the "Land"), together with all of the Seller's right, title and interest in and to (a) the buildings and other improvements situated on the Land (collectively, the "Improvements"),
(b) all easements, rights-of-way, reservations, privileges, appurtenances and other estates and rights of Seller pertaining to the Land and the Improvements,
(c) all fixtures, machinery, equipment and other articles of personal property attached or appurtenant to the Land or the Improvements, or used in connection therewith (collectively, the "Personal Property"), (d) each of the Leases (as defined in Section 5.1(iv) hereof) and all modifications and amendments thereof, together with all security deposits thereunder in Seller's possession, if any,
(e) each of the Contracts (as defined in Section 5.1(vi) hereof), and (f) all licenses, warranties and guaranties, if any, and all benefits thereof, which affect the Improvements or any component thereof (the Land, together with all of the foregoing items listed in clauses (a) through (f) above being sometimes hereinafter collectively referred to as the "Property").

          Section 1.2 Purchase Price. The purchase price ("Purchase Price") to be paid by the Purchaser to the Seller for the Property is five hundred thousand shares of common stock of SNOWDANCE (the "Shares") to be delivered to the Seller on the date of the consummation of Snowdance's initial public offering ("IPO") of securities (the "Closing Date").

                                   ARTICLE II
                               EXAMINATION PERIOD

          Section 2.1 Examination Period. Purchaser shall have a period of thirty (30) days (the "Examination Period") from the date hereof to notify Seller in writing of any matter arising out of Purchaser's review of the documents set forth below or of any matter arising out of Purchaser's investigation of the physical condition of the Property which is disapproved by Purchaser, which disapproval shall be given in good faith and which notice shall specifically describe the matter or item disapproved and the reason for its disapproval. If Purchaser fails to give such notice of disapproval with respect to any matter relating to the Property before the date set forth above, such failure shall be conclusively deemed to be full and complete approval of such matters and a satisfaction of this condition. If Purchaser timely notifies Seller, in accordance with this Section 2.1, that Purchaser disapproves any matter relating to the Property, Purchaser shall have the right, simultaneously with the giving of such notice, to terminate this Agreement and thereupon all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except as otherwise provided in this Agreement). Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to cure any matter disapproved by Purchaser in accordance with this Section 2.1.

          Section 2.2 Diligence Materials. The parties acknowledge that, on or before the execution of this Agreement, the Seller has provided, or made available for inspection, to the Purchaser the following documents to the extent the same are in Seller's possession:

          (a) Real and personal property tax bills and the assessed value of the Property for the prior three years;

          (b) Statement of insurance coverages on or affecting the Property and the current premiums therefor by policy type and copies of such insurance policies;

          (c) As-built plans and specifications for improvements constructed on the Property and soil reports (as available);

          (d) Policy of Title Insurance, dated February 7, 1994, together with legible copies of all exceptions thereto;

          (e) Legal Description and current survey dated _______________, showing the location of all improvements, easements, parking spaces and lot size;

          (f) Certificate(s) of Occupancy or conditional use permit under which the Property is operated, and business licenses of Seller relating to operation of the Property;

          (g)  Maintenance and operations contracts;

          (h)  Most current rent roll;

          (i) Operating income and expense detail for the Property for the 1995 and 1996 operating years, as well as a year-to-date statement;

          (j) Phase I Environmental Site Assessment of buildings and property at the Hogback Ski Area/Gift Shop and Skyline Restaurant dated January 7, 1994;

          (k) Legible copies of all tenant leases and amendments or modifications, certificates of insurance on coverages obtained by tenant, and any records of tenant financial statements, credit reports and other financial information; and

          (l) Tenant payment history reports for the prior fiscal years 1995 and 1996.

          Section 2.3 Access to Property. Until the first to occur of the Closing or the earlier termination of this Agreement, Seller shall permit Purchaser and its agents, at reasonable times, upon reasonable prior notice to Seller and in a manner which will not unreasonably interfere with business being conducted by the tenants at the Property, to enter upon the Property, at Purchaser's sole cost and expense, for the purpose of conducting such physical inspections and non-destructive soil and engineering tests as Purchaser may elect to make or obtain. Purchaser hereby agrees to indemnify and hold harmless Seller from and against any mechanics' lien or claim therefor and any claim, cause of action, lawsuit, damage, liability, loss, cost or expense (including, without limitation, attorneys' fees and expenses) arising out of any such entry by Purchaser or its agents or out of any such inspections or tests conducted by Purchaser or its agents. The provisions of the preceding sentence shall survive termination of this Agreement or the Closing hereunder.

          Section 2.4 "AS IS" if Purchaser Proceeds to Closing. If the Purchaser closes on the purchase of the Property, the Purchaser shall be deemed to have accepted the Property "As Is, Where Is" and "With All Faults".

          Section 2.5 Maintenance of Property by Seller. Between the date of this Agreement and the Closing Date, Seller agrees to operate and maintain the Property substantially in the same manner in which the Property is currently being operated by Seller. Prior to the expiration of the Examination Period, Seller shall have the absolute right, without Purchaser's consent, to (a) let any vacant space affecting any part of the Property, including any space which may become vacant after the date of this Agreement, (b) extend, modify or amend any Lease or (c) terminate or cancel any Lease if the tenant thereunder is in default, and Purchaser shall take title subject to any such new lease or extended, modified or amended Lease or such terminated or canceled Lease, as the case may be. If Purchaser has elected, prior to the expiration of the Examination Period, to close on the purchase of the Property, Seller shall have the right, subject to Purchaser's consent, which consent shall not be unreasonably withheld or delayed, to perform the actions set forth in the preceding sentence, and Purchaser shall take title subject thereto.

                                   ARTICLE III
                                      TITLE

          Section 3.1 Condition of Title. Title to the Property shall be delivered to Purchaser and Purchaser agrees to accept such title subject to all of the following (the "Permitted Exceptions"):

          (a) all matters set forth in Schedule 3.1 attached hereto [exceptions to be inserted from existing Title Policy];

          (b) all leases, subleases, or other agreements demising any portion of the Property and all tenancies and rights of occupancy thereunder;

          (c) rights of any utility company to construct, maintain and operate lines, wires, poles, cables, distribution boxes and appurtenances thereto, on, under or across the Property, including without limitation all utility easements of record or in fact and all other easements of record;

          (d) violations of laws, regulations, ordinances, orders or requirements, if any, noted in or issued by any governmental or municipal department or authority having jurisdiction over the Property after the date hereof and any conditions constituting such violations, although not so noted or issued;

          (e) possible projections and/or encroachments of retaining walls, stoops, areas, steps, sills, trim, cornices, standpipes, coal chutes, casings, ledges, water tables, lintels, porticos, keystones, bay windows, hedges, canopies, cellar doors, sidewalks, curbs, elevators, fences and the like, or similar projections or objects on, under or above any adjoining streets of the Property, or within any setback areas, and variations between the lines of record title and fences, retaining walls, hedges, and the like;

          (f) rights contained in instruments of record, if any, so far as the same may be of present force or effect, in favor of any public or quasi-public utility;

          (g) building and zoning restrictions, ordinances and regulations affecting the Property heretofore or hereafter adopted by the state, county, city, town or village in which any portion of the Property lies or by any other governmental authority having jurisdiction thereof, and all amendments or additions thereto now in effect or which are in force and effect on the date of closing hereunder;

          (h) real estate taxes, ad valorem personal property taxes, water rates, water frontage charges and storm sewer and sanitary sewer taxes, and water meter and sewer rent charges based thereon, subject to adjustment;

          (i) any state of facts which an accurate survey or personal inspection of the Property would show provided the same does not materially and adversely impair the uses of the Property for the purposes for which it is presently used; and

          (j) any and all other covenants, restrictions, agreements, reversions, easements and matters of record, provided that any title insurance company authorized to conduct business as such in the State of Vermont will insure that the same do not prohibit the maintenance of the Improvements on the Property.

          Section 3.2 Title Commitment.(a) Purchaser shall order, at its sole cost and expense, a commitment for an owner's title insurance policy with respect to the Property (the "Title Commitment") from [__________ Title Insurance Company] (the "Title Company") and shall request the Title Company to deliver copies of the Title Commitment as soon as the same is or becomes available, together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Property, to Purchaser's and Seller's attorneys. If the Title Commitment indicates the existence of any liens, encumbrances or other defects or exceptions to title to the Property, other than the Permitted Encumbrances subject to which Purchaser is unwilling to accept title (collectively, the "Title Objections") and Purchaser gives Seller notice of the same within fifteen (15) days after Purchaser's receipt of the Title Commitment, Seller shall have the right (but shall not be obligated) to eliminate or cure the same. Purchaser hereby waives any right Purchaser may have to advance as objections to title or as grounds for Purchaser's refusal to close this transaction any Title Objections of which Purchaser does not notify Seller within such 15-day period unless such Title Objections were first raised by the Title Company subsequent to the date of the applicable Title Commitment, in which event Purchaser shall be deemed to have waived its right to raise such Title Objections as an objection to title or as a ground for Purchaser's refusal to close this transaction if Purchaser fails to notify

Seller of the same within five (5) days after Purchaser first becomes aware of such Title Objections. Seller, in its sole discretion, may adjourn the Closing one or more times for up to ninety (90) days in the aggregate in order to eliminate Title Objections.

          (b) If Seller is unable or unwilling to eliminate all Title Objections not waived by Purchaser, or to arrange for title insurance reasonably acceptable to Purchaser insuring against enforcement of such Title Objections against, or collection of the same out of, the Property, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 3.2(a)), Purchaser may elect on the Closing Date either to terminate this Agreement by written notice given to Seller, or to accept title subject to such Title Objections and without any reduction in or credit against the Purchase Price.

          Section 3.3 No Obligation to Cure Title Objections. Notwithstanding anything to the contrary set forth in this Article III or elsewhere in this Agreement, Seller shall not be obligated to bring any action or proceeding, make any payments or otherwise incur any expense in order to eliminate Title Objections not waived by Purchaser or to arrange for title insurance insuring against enforcement of such Title Objections against, or collection of the same out of, the Property. Seller's failure or refusal to bring any action or proceeding, make any payments or otherwise incur any expense in order to eliminate Title Objections not waived by Purchaser or to arrange for such title insurance shall be deemed an inability of Seller to eliminate such Title Objections or to arrange for such title insurance and shall not be a default by Seller hereunder (willful or otherwise).

          Section 3.4 Title Clearance. If, on the Closing Date, there are any liens or encumbrances which Seller must pay or discharge in order to convey to Purchaser such title as is herein provided to be conveyed: (a) Seller shall deliver to Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing said instruments; or (b) Seller shall deposit with the Title Company sufficient moneys acceptable to the Title Company to insure the obtaining and the recording of such satisfactions. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

          Section 3.5    ( Intentionally Omitted )

          Section 3.6 Franchise Taxes. Any franchise or corporate tax open, levied or imposed against Seller or other owners in the chain of title that may be a lien on the Closing Date shall not be an objection to title if the Title Company omits the same from the title policy issued pursuant to the Title Commitment.

                                   ARTICLE IV
                                     CLOSING

          Section 4.1 Closing. The Closing ("Closing") of the purchase and sale of the Property shall take place on the Closing Date, simultaneously with the consummation of Snowdance's IPO. The Closing shall take place at the offices of _______, whose address is _______, at 10:00 AM New York Time. In the event that the Closing Date shall not occur on or prior to December 31, 1997, then unless otherwise amended by mutual agreement of the parties hereto, this Agreement shall terminate and be of no further force or effect. In the event that subsequent to the Closing Purchaser desires Seller to continue to manage the Property, Seller shall so manage the Property pursuant to a separate management agreement to be executed between the parties, under which Seller would inter alia in consideration of the payment by Purchaser to Seller of $1,000 per month
(i) collect all rents for the Property and submit same, together with a monthly statement to Purchaser; (ii) arrange for rentals of the Property as vacancies occur; (iii) represent Purchaser in dealings with tenants of the Property; (iv) arrange for and manage maintenance of the Property; and (v) prepare expense statements for approval and payment by Purchaser.

          Section 4.2 Payment of Purchase Price. Purchaser agrees to deliver the Shares by no later then 10 A.M. (New York Time) on the Closing Date.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Section 5.1 Representations and Warranties by Seller. (a) Seller represents, warrants, and covenants to Purchaser that:

               (i) Seller (1) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (2) has the full power and authority to convey the Property and to execute this Agreement and all documents contemplated hereby, (3) has taken all actions and obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement.

               (ii) This Agreement constitutes a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights generally, and the application of equitable principles in any action, legal or equitable. The execution of this Agreement, the delivery of all required documents, the Seller's performance of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller.

               (iii) Neither the execution and delivery of, nor the performance under, this Agreement or any other document executed and delivered by the Seller (both contemporaneously herewith or at the Closing) in connection with this transaction is precluded by, will conflict with, result in a breach of or violate, any provision of (1) any existing Federal, state, local or other governmental or quasi-governmental law, statute, ordinance, restriction, rule or regulation, or (2) any judgment, order decree, writ or injunction of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to Seller.

               (iv) Schedule 5.1(iv) sets forth all of the leases (collectively "Leases") entered into with respect to the Property, together with all security deposits held by or on behalf of Seller pursuant to any of the Leases. All Leases are in full force and effect in accordance with their respective terms. To the Seller's knowledge, no tenant under a Lease has asserted any claim or default or offset against the Seller with respect thereto.

               (v) There are no brokerage or leasing commissions which are due and unpaid with respect to any of the Leases.

               (vi) All service, management or maintenance contracts (collectively "Contracts") relating to or affecting the Property are set forth in Schedule 5.1(vi) annexed hereto and made a part hereof and true and correct copies of all Contracts, including all agreements, amendments, and other documents relating thereto, have been made available to the Purchaser for inspection. All Contracts are in full force and effect in accordance with their respective terms. To the Seller's knowledge, no party to any of the Contracts has asserted any claim or default or offset against the Seller with respect thereto.

               (vii) There are no actions, proceedings or other litigation pending or, to Seller's knowledge, threatened, with respect to the Property, the use or operation thereof or the Seller, as owner thereof, nor are there any outstanding or unpaid judgments against the Seller or affecting the Property.

               (viii) Seller is acquiring the Shares for investment purposes only and not with a view to the resale or distribution thereof.

               (ix) To Seller's knowledge, there are no pending or threatened condemnation proceedings affecting the Property.

          (b) Except as set forth in Section 5.1(a), Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property or any uses to which the Property may or may not be put including, but not limited to, the following:

               (i) the condition of title to the Property;

               (ii) the nature, physical condition or other aspect of the Property;

               (iii) the income or expenses generated, paid or incurred in connection with the Property;

               (iv) the accuracy of any statements, calculations or conditions stated or set forth in Seller's books and records concerning the Property;

               (v) the suitability of the Property for any intended use or development;

               (vi) the dimensions of the Property or the accuracy of any square footage, sketches or abstracts, revenue or expense projections related to the Property;

               (vii) the ability of Purchaser to obtain any and all necessary governmental approvals or permits for Purchaser's intended use and development of the Property; or

               (viii) the existence of Hazardous Materials (as defined in Section 5.3(b)) in, on, about, under, or affecting the Property.

          Section 5.2 Purchaser's Representations and Warranties. Purchaser represents, warrants, and covenants to Seller that:

               (a) Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of ______, (ii) has the full power and authority to purchase the Property and to execute this Agreement and all documents contemplated hereby, and (iii) has taken all actions and obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement.

               (b) This Agreement constitutes a valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of Creditors' rights generally, and the application of equitable principles in any action, legal or equitable. Purchaser is (or will be on the Closing Date) validly formed, duly organized and in good standing under the laws of the state in which the Property is located. The execution of this Agreement and delivery of the Shares, and all required documents, Purchaser's performance of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. Upon delivery of the Shares in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully-paid and non-assessable, and the holder thereof shall not be subject to any liability solely by being the holder thereof.

               (c) Neither the execution and delivery of, nor the performance under, this Agreement or any other document executed and delivered by the Purchaser (both contemporaneously herewith or at the Closing) in connection with this transaction is precluded by, will conflict with, result in a breach of or violate, any provision of (i) any existing Federal, state, local or other governmental or quasi-governmental law, statute, ordinance, restriction, rule or regulation, or (ii) any judgment, order decree, writ or injunction of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to Purchaser.

          Section 5.3 Purchaser Accepts Property "As Is". (a) If Purchaser consummates the Closing hereunder, Purchaser acknowledges for Purchaser and Purchaser's successors and assigns, that Purchaser (i) has been given a reasonable opportunity to inspect and investigate the Property and all aspects relating thereto, either independently or through agents and experts of Purchaser's choosing, and (ii) is acquiring the Property based upon Purchaser's own investigation and inspection thereof. SELLER AND PURCHASER AGREE THAT THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF SELLER OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (BUT SPECIFICALLY EXCLUDING THE WARRANTY OF TITLE TO BE GIVEN IN THE DEED), AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON

ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ANY AGENTS OR BROKERS AS TO ANY MATTER CONCERNING THE PROPERTY (EXCEPT FOR THE WARRANTY OF TITLE SPECIFICALLY SET FORTH ABOVE), INCLUDING WITHOUT LIMITATION: (1) THE CONDITION OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, ANY PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES, IF ANY, ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES. PURCHASER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY ANY PERSON WHOMSOEVER. ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE TO BE THE SOLE RESPONSIBILITY OF PURCHASER AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIRS TO THE PROPERTY, AND PURCHASER ACKNOWLEDGES THAT, IF PURCHASER CLOSES ITS PURCHASE OF THE PROPERTY, PURCHASER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION.

               (b) Purchaser further acknowledges that Seller makes no representations or warranties whatsoever regarding the presence or absence of any Hazardous Materials (as hereinbelow defined) in, at, or under the Property. Purchaser has made, or has been given the opportunity to make, such studies and investigations, conducted such tests and surveys, and engaged such specialists as Purchaser has deemed appropriate to evaluate fairly the Property and its risks relating to any and all environmental matters. Purchaser, for itself and Purchaser's successors and assigns, releases Seller from, and waives all claims and liability against Seller for, any structural, physical or environmental condition at the Property and further releases Seller from, and waives all liability against Seller attributable to, the structural, physical and environmental condition of the Property, including without limitation the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as such acts may be amended from time to time, or any other federal or state statutory or regulatory cause of action for environmental contamination at, in or under the Property (collectively, the "Hazardous Waste Laws"). For purposes of this Agreement, the term "Hazardous Materials" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Hazardous Waste Laws. Notwithstanding anything herein to the contrary, the agreements of Purchaser set forth in this Section 5.3(b) shall survive the Closing Date and shall be enforceable at any time.

                                   ARTICLE VI
                               CLOSING DELIVERIES

          Section 6.1 Seller's Closing Deliveries. At the Closing, Seller shall deliver to Purchaser the following:

          (a) Warranty Deed(s) in the form attached hereto as Exhibit A ("Deed(s)") which shall convey the Property to Purchaser subject to the Permitted Encumbrances, in proper form for recording;

          (b) Assignment and Assumption, in the form annexed hereto and made a part hereof as Exhibit B, of all of Seller's right, title and interest, as lessor, in, to and under the Leases, together with any security deposits then held by Seller as security from tenants to the extent not applied by Seller to defaults by such tenants. Purchaser shall assume all of Seller's obligations under the Leases arising from and after the Closing Date;

          (c) Assignment and Assumption, in the form annexed hereto and made a part hereof as Exhibit C, of all of Seller's right, title and interest in, to and under the Contracts. Purchaser shall assume all of Seller's obligations under the Contracts arising from and after the Closing Date;

          (d) Certificate of non-foreign status in the form set forth on Exhibit D attached hereto, pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

          (e)  Transfer tax declarations or returns;

          (f) Copies of the Seller's Certificate of Limited Partnership;

          (g) A certificate stating that as of the Closing Date all of the representations and warranties of Seller set forth in this Agreement are true, correct and complete in all material respects with the same force and effect as if made on the Closing Date;

          (h) Notices to all Tenants, advising each of them of the sale of the Property and the assignment of the Leases and security deposits held thereunder to Purchaser;

          (i) Original Leases to the extent the same are in the possession of Seller and kept in the normal course of Seller's business; and

          (j) Such other documents as may be reasonably necessary and appropriate to consummate the Closing (e.g. Vermont Land Gains Tax Returns, Vermont Withholding Tax Returns, Lead Paint Disclosure Statement, Smoke Detector Certificate, etc.)

          Section 6.2 Purchaser's Closing Deliveries. At the Closing, Purchaser shall deliver to Seller the following:

          (a) A certificate representing the Shares, made out in the name of Seller;

          (b) Intentionally Omitted;

          (c) Assignment and Assumption of Leases;

          (d) The leases set forth on Schedule 4.1 annexed hereto;

          (e) Assignment and Assumption of Contracts;

          (f) A certificate stating that as of the Closing Date all of the representations and warranties of Purchaser set forth in this Agreement are true, correct and complete in all material respects with the same force and effect as if made on the Closing Date;

          (g) Transfer tax declarations or returns; and

          (h) Such other documents as may be reasonably necessary and appropriate to consummate the Closing.

                                   ARTICLE VII
                          PRORATIONS; CLOSING EXPENSES

          Section 7.1 Prorations. The following shall be apportioned between Seller and Purchaser as of 11:59 P.M. of the day before the Closing Date:

          (a) Real estate, property and ad valorem taxes and assessments, on the basis of the fiscal year for which the same are levied, imposed or assessed; and

          (b) Rents as and when collected, less agents' commissions, due under the Leases for the month in which the Closing shall occur;

          (c) Charges for water, sewer rents, vaults, electricity, steam, gas, fuel and any other utilities, which are not metered or otherwise charged directly to tenants under the Leases and which are payable by the Seller;

          (d) Premiums on all existing insurance policies, and on renewals or replacements thereof, to the extent the same are assumed by Purchaser;

          (e) Prepaid license and permit fees with respect to the Property; and

          (f) Amounts paid or payable under the Contracts which are assigned to Purchaser pursuant to the terms of this Agreement.

If such closing adjustments are in favor of Seller, Purchaser shall pay such amounts at Closing by wire transfer of immediately available funds. If such closing adjustments are in favor of Purchaser, Seller shall, at Purchaser's option, either deliver a certified check for the same or provide a wire transfer of immediately available funds for the same at Closing.

          Section 7.2 Closing Expenses. Purchaser shall pay for the cost of recording the Deed(s), all costs relating to any financing obtained by Purchaser in connection with its purchase of the Property, mortgage taxes or other similar taxes, fees or assessments, and all costs incurred by Purchaser in performing any feasibility studies and related tests and investigations (including any environmental assessments, audits or reports) and the charges and premium for the Title Commitment and the Title Policy. Seller shall pay for any transfer taxes, and the cost of the survey. Each of Purchaser and Seller, respectively, will bear its own costs for legal, accounting and other services incurred in connection with the preparation, negotiation and execution of this Agreement and the purchase and sale of the Property.

          Section 7.3 Past Due Rentals. If any past due rentals or charges are owing by tenants at Closing, Purchaser agrees that the first moneys received by Purchaser within thirty (30) days after the Closing from such tenants owing such current rentals or past-due rentals or charges shall be received by Purchaser as trustee for Seller on account or in payment of such rentals or charges to which Seller is entitled, and Purchaser agrees to remit forthwith to Seller the amount of such rentals and charges to which Seller is entitled, out of such first moneys received by Purchaser from such tenants, less (i) any amounts currently owed to Purchaser by such tenant under its lease, and (ii) the reasonable expenses of Purchaser incurred in the collection thereof. Seller agrees that following such 90-day period, Purchaser shall have no further obligation to remit to Seller any delinquent rents. The provisions of this Section 7.3 shall survive the Closing.

          Section 7.4 Taxes. (a) The Seller shall be solely liable for the filing of all returns relating to and the payment of any and all transfer taxes incurred in connection with the purchase and sale of the Property and shall indemnify and hold harmless the Purchaser from and against any and all liability therefor.

               (b) The Purchaser shall be solely responsible for the filing of all returns relating to and the payment of any and all withholding taxes incurred in connection with the purchase and sale of the Property and shall indemnify and hold harmless the Seller from and against any and all liability therefor.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

          Section 8.1 Seller's Conditions. The obligation of Seller to sell and convey the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Seller):

               (a) Delivery of all moneys, and delivery and execution by Purchaser of documents and other instruments required to be delivered by Purchaser to Seller with respect to the Closing;

               (b) Purchaser's covenants, warranties, and representations set forth herein shall be true and correct in all material respects as of the Closing Date;

               (c) All of the actions by Purchaser contemplated by this Agreement shall have been completed with respect to the Closing; and

               (d) There shall be no incurred default by Purchaser of any of its obligations under this Agreement.

          Section 8.2 Purchaser's Conditions. The obligation of Purchaser to acquire the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Purchaser):

               (a) All of the actions by Seller contemplated by this Agreement shall have been completed with respect to the Closing;

               (b)  Consummation of IPO;

               (c) There shall be no incurred default by Seller of any of its obligations under this Agreement; and

               (d) Delivery and execution by Seller of all items and other instruments required to be delivered by Seller to Purchaser with respect to the Closing.

          Section 8.3 Failure of Condition.

               (a) In the event of a failure of any condition contained in
Section 8.2 above, Purchaser may:

               (i) Terminate this Agreement, in which event all documents and funds deposited by Purchaser shall be immediately returned to Purchaser and all documents deposited by Seller shall be immediately returned to Seller; or

               (ii) Close the transaction.

               (b) In the event of a failure of any condition contained in
Section 8.1 above, Seller may:

               (i) Terminate this Agreement in which event all documents deposited by Purchaser shall be immediately returned to Purchaser, and all documents deposited by Seller shall be immediately returned to Seller; or

                (ii) Close the transaction.

                                   ARTICLE IX
                                    INDEMNITY

          Section 9.1 Purchaser's Indemnity. From and after the Closing Date, Purchaser hereby agrees to indemnify, defend (with counsel reasonably acceptable to Seller), protect and hold harmless Seller and its affiliates, directors, officers, employees and agents against any and all costs, losses, liabilities, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with claims arising out of or in any way connected to (a) any inaccuracy in or breach of any representation or warranty of Purchaser or (b) the Leases or the Contracts accruing prior to the Closing Date. Such indemnity shall survive the Closing.

          Section 9.2 Seller's Indemnity. From and after the Closing Date, Seller hereby agrees to indemnify, defend (with counsel reasonably acceptable to Purchaser), protect and hold harmless Purchaser and its affiliates, directors, officers, employees and agents against any and all costs, losses, liabilities, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with claims arising out of or in any way connected to the Leases or the Contracts accruing prior to the Closing Date. Such indemnity shall survive the Closing.

                                    ARTICLE X
                             CASUALTY; CONDEMNATION

          Section 10.1 Casualty. If, prior to Closing, the Property or any portion thereof is damaged by fire or other casualty, Seller shall promptly notify Purchaser. If the reasonable cost to restore the Property to the condition existing prior to such casualty is estimated by Seller's insurance company to be more than $_________ (the "Threshold Amount"), Purchaser may terminate this Agreement by written notice to Seller sent within fifteen (15) days after receipt of Seller's written notice indicating that the restoration costs are equal to or greater than the Threshold Amount. If Purchaser so terminates this Agreement, this Agreement shall be of no further force and effect and the provisions of Section 8.3(a)(i) hereof shall control. If Purchaser does not so terminate this Agreement with respect to such casualty of the Property, or if the casualty is less than the Threshold Amount, Purchaser shall accept the Property subject to the casualty without a reduction in the Purchase Price and shall receive, on the Closing Date, an assignment of all of Seller's rights to any insurance proceeds.

          Section 10.2 Condemnation. If prior to Closing all or a Material Part (as hereinafter defined) of the Property is subject to a proposed taking by any public authority, Seller shall promptly notify Purchaser of such proposed taking and Purchaser may terminate this Agreement by notice to Seller within fifteen
(15) days after written notice thereof. If Purchaser so terminates this Agreement with respect to such taking of the Property, this Agreement shall be of no further force and effect and the provisions of Section 8.3(a)(i) hereof shall control. If Purchaser does not so terminate this Agreement with respect to such taking of the Property, or if the taking is as to a non-Material Part of the Property, Purchaser shall accept the Property subject to the taking without a reduction in the Purchase Price and shall receive, on the Closing Date, an assignment of all of Seller's rights to any condemnation award. A "Material Part" of the Property shall mean a portion of the Property having a value in excess of $__________ as determined by a licensed appraiser mutually approved by Seller and Purchaser; provided that if Seller and Purchaser are unable to agree on such appraiser within ten (10) business days after Purchaser's receipt of Seller's notice advising of such taking, then the parties hereby appoint and designate [___________________] as the appraiser.

                                   ARTICLE XI
                                    BROKERAGE

          Section 11.1 Brokerage Commissions. Purchaser and Seller agree that neither has been involved with a real estate broker or agent in connection with the purchase and sale of the Property. Each of Seller and Purchaser agrees to indemnify, defend and hold the other party harmless from any and all demands or claims which now or hereafter may be asserted against such indemnified party for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker, which was engaged or which claims to have been engaged by the indemnifying party, and all expenses and costs in handling or defending any such demand or claim. This indemnity shall survive the Closing and not be merged therein. Nothing contained in this Agreement is intended to be for the benefit of any person or entity other than Seller and Purchaser and their respective permitted successors and assigns, except as otherwise expressly provided in this Agreement. No person or entity, other than Seller, Purchaser, or their respective permitted successors and assigns, is entitled, as a consequence of any term, condition, covenant or agreement contained in this Agreement or of Seller's or Purchaser's failure to observe or perform the same, to seek, claim or recover damages or any other legal or equitable remedy against Seller or Purchaser.

                                   ARTICLE XII
                                     NOTICES

          Section 12.1 Notices. All notices, requests or demands to a party hereunder shall be in writing and shall be effective (i) when delivered personally, (ii) when received by overnight courier service or facsimile telecommunication (provided that a copy of such notice, request or demand is deposited into the United States mail within one (1) business day of the facsimile transmission), or (iii) three (3) days after being deposited into the United States mail (sent certified or registered, return receipt requested), in each case addressed as follows (or to such other address as Purchaser or Seller may designate in accordance with this Section 12.1):

          If to Seller:

          Skyline Partners, L.P.
          c/o Josephthal Lyon & Ross Incorporated.
          200 Park Avenue, 25th Floor
          New York, New York 10166
          Attn: Dan Purjes
          Facsimile: (212)-907-4080

          With a copy to:

          Attn:
          Facsimile:______________

          If to Purchaser:

          Snowdance, Inc.
          Route 44
          Brownsville, Vermont 05037
          Attn: Mr. Robert Plausteiner
          Facsimile: (802)__________

          With a copy to:

          Sonnenchein Nath & Rosenthal
          1221 Avenue of the Americas
          New York, NY 10020
          Attn: Dennis Berman, Esq.
          Facsimile: (212)_________


                                  ARTICLE XIII
                                     DAMAGES

          Section 13.1 Purchaser's Default. If Purchaser is unable or fails to perform any of its obligations under this Agreement, then the letter of intent between Snowdance and First Allied Securities, Inc. ("First Allied") dated May 21, 1997 relating to the IPO shall be null and void and of no further force and effect, whereupon neither First Allied nor Seller shall have any liability or obligation whatsoever to Snowdance or Purchaser (if other than Snowdance).

          Section 13.2 Seller's Default. If Seller fails to perform any of its obligations under this Agreement, Purchaser shall be entitled either (a) to terminate this Agreement; or (b) pursue a remedy for specific performance in accordance with applicable law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

          Section 14.1 Time of the Essence. Time is of the essence as to the performance of the Purchaser's obligations hereunder.

          Section 14.2 Attorneys' Fees. If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees and expenses actually incurred. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

          Section 14.3 No Waiver. No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

          Section 14.4 Entire Agreement. This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

          Section 14.5 Survival. The delivery of the Deed by Seller and the acceptance thereof by Purchaser shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing.

          Section 14.6 Successors and Assigns. Subject to Section 14.7, this Agreement shall bind and inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns. Notwithstanding anything to the contrary contained herein, no party other than the parties hereto or their respective successors and permitted assigns shall have any right or benefit herein, including, without limitation, the right to insist upon or enforce against either Seller or Purchaser the performance of all or any of their respective obligations hereunder and no such third party shall be deemed to have received any benefit as a result of any of the provisions of this Agreement.

          Section 14.7 Assignment. Seller's written consent shall be required for any assignment of Purchaser's rights under this Agreement, which consent shall not unreasonably be withheld. Any attempted assignment, except with Seller's prior written consent shall be ineffective and shall constitute a default under this Agreement. Notwithstanding any assignment hereunder, Purchaser shall remain liable for the obligations of Purchaser under this Agreement and the consideration paid for the transfer of the Property shall be the Shares of Snowdance (and no other entity). Purchaser represents, warrants and certifies to Seller that Purchaser has not assigned, transferred or encumbered or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its rights or obligations under this Agreement except to any such affiliate of Purchaser.

          Section 14.8 Relationship of the Parties. The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

          Section 14.9 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state where the Property is located.

          Section 14.10  (Intentionally omitted)

          Section 14.11 Review by Counsel. The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          Section 14.12 (Intentionally omitted)

          Section 14.13 Consent to Jurisdiction; Service of Process. THE PURCHASER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF WINDHAM COUNTY STATE OF VERMONT OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF VERMONT. THE PURCHASER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE PURCHASER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 12.1 HEREOF. THE PURCHASER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. NOTHING IN THIS SECTION 14.13 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE SELLER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PURCHASER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

          Section 14.14 Business Days. If the last day of the period prescribed herein for the giving of any notice, election, consent, approval, demand, objection or request or the submission of any documents by any party hereunder shall fall on a Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which the Property is situated, then such period shall be deemed to be extended to the immediately following day which is not a Saturday, Sunday or such public holiday. The term "business day" as used in this Agreement shall mean any day other than Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which the Property is situated.

          Section 14.15 Certain Terms. Unless otherwise specified herein, (a) references to persons or parties include their permitted successors and assigns;
(b) references to modifications or amendments shall in all events mean modifications and amendments; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto entered into from time to time after the date hereof to satisfy the requirements of this Agreement or otherwise with Seller's prior written consent;
(e) the words "include" or "including", and words of similar import, shall be deemed to be followed by the words "but not limited to" or "without limitation"; and (f) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety.

          Section 14.16 Severability. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable.

          Section 14.17 Waiver of Jury Trial. Seller and Purchaser hereby waive trial by jury in any action, proceeding or counterclaim (whether arising in tort or contract) brought by either against the other on any matter arising out of or in any way connected with this Agreement.

          Section 14.18 No Recording. The provisions hereof shall not constitute a lien on the Property and this Agreement shall not be placed or suffered to be placed by Purchaser for recording with the office of the recorder for the county in which the Property is located. Purchaser hereby appoints Seller as Purchaser's true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of such documents and doing such acts as shall be necessary to effect the discharge of the recording of this Agreement if such recording shall have been accomplished in violation of this
Section 14.18.

          [Section 14.19 Like-Kind Exchange. Upon the written request of Purchaser, Seller agrees to cooperate with the Purchaser to effect a like-kind exchange of the Property under Section 1031 of the Internal Revenue Code of 1986, as amended; provided, however, that such exchange shall be accomplished at the sole cost and expense of Purchaser and shall not cause a delay in the Closing hereunder. Purchaser hereby indemnifies Seller against any claims, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from the sale of the Property pursuant to a like-kind exchange (as opposed to a direct sale of the Property). The indemnity contained in this Section 14.19 shall survive the Closing hereunder.]

          Section 14.20 Exclusivity. Seller agrees not to market the Property to third parties until after the expiration of the Examination Period and then only in the event that the Purchaser has elected not to purchase the Property.

          Section 14.21 Effectiveness. This Agreement shall only be effective if a counterpart is signed by both Seller and Purchaser.

          Section 14.22 Counterparts. This Agreement may be signed by different parties on different counterpart copies hereof and said counterparts shall together constitute a single agreement.


                            [SIGNATURE PAGE FOLLOWS]

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



          IN WITNESS WHEREOF, the parties have executed this Agreement of Purchase and Sale as of the date first set forth above.

                         SKYLINE PARTNERS, L.P.
                         By:  SKYLINE PARTNERS, INC., its general
                              partner



                        By: _____________________________
                            Name:
                            Title:

                         SNOWDANCE, INC.



                         By:  ___________________________________
                              Name:______________________________
                              Title: ____________________________

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




                                  SCHEDULE 1.1

                       [Legal Description of the Property]

                                  SCHEDULE 1.2

                             [Intentionally Omitted]

                                  SCHEDULE 3.1

                             [Permitted Exceptions]

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




                                SCHEDULE 5.1(iv)

                   [Existing Leases relating to the Property]

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




                                SCHEDULE 5.1(vi)

                               [List of Contracts]

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




                                    EXHIBIT A
                                 [Form of Deed]

     THIS WARRANTY DEED (the "Deed") made this __ day of ____, 1997, between SKYLINE PARTNERS, L.P. a Delaware limited partnership ("Grantor") and SNOWDANCE, INC., ("Grantee"), for and in consideration of [Ten Dollars ($10.00)/Actual Consideration] cash in hand and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor does hereby grant, sell, transfer and deliver unto Grantee in fee simple with limited warranty, all that certain parcel of land more particularly described on Schedule A attached hereto (the "Premises") and made a part hereof;

     TOGETHER WITH all of the ways, easements, rights, privileges, improvements, and appurtenances to the same belonging in any way appertaining; all rights of Grantor in and to any and all adjoining public and private streets, roadways and rights-of-way, and any and all easements, rights-of-way, covenants, benefits, agreements, rights and appurtenances belonging or in any way appertaining to the Premises; and all of the estate, right, title, interest, and claim either at law or in equity, or otherwise however, of Grantor of, in, to or out of the Premises.

     SUBJECT, HOWEVER, to all easements, rights-of-way, covenants, and restrictions of record as of the date of this conveyance.

     TO HAVE AND TO HOLD the above described premises together with all and singular the rights and appurtenances thereto in any wise belonging unto Grantee, its successors and assigns forever.

     AND DOES HEREBY WARRANT and will forever defend same against the claim or claims of all persons whomsoever claiming or to claim the same or any part thereof.

     IN WITNESS WHEREOF, the Grantor has signed, sealed and delivered this Warranty Deed as of the date first above written.

                              SKYLINE PARTNERS, L.P.,

                           By: Skyline Partners, Inc., its
                               general partner




                           By: _______________________
                               Name:
                               Title:

                                    EXHIBIT B
                  [Form of Assignment and Assumption of Leases]

          THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment"), made and entered into this _____ day of ___________, 1997, by and between SKYLINE PARTNERS, L.P., a Delaware limited partnership ("Assignor"), and SNOWDANCE, INC.,a_____________ corporation("Assignee").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement ("Agreement") dated as of ___ __, 1997, by and among Assignor and Assignee, Assignor has agreed, on and subject to the terms and conditions set out therein, to transfer, convey and assign to Assignee all of Assignor's right, title and interest in, to and under the real property situated in Windham County, Vermont, and described in Schedule A attached hereto and made part hereof (the "Property").

     WHEREAS, Assignor is the landlord under the leases listed on Exhibit A attached hereto and made part hereof, relating to the Property (the "Tenant Leases").

     WHEREAS, in connection with the aforesaid transfer, conveyance and assignment: (i) Assignor desires to assign its entire right, title and interest in and to the Tenant Leases to Assignee, and (ii) Assignee desires to accept such assignment and to assume and agree to perform, subject to the terms and conditions hereof, all of the Assignor's duties, obligations and liabilities under the Tenant Leases arising or accruing from, on or after the date hereof (the "Assumption Date").

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid by Assignee to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby assigns, conveys and sets over unto Assignee all of Assignor's right, title and interest in and to the Tenant Leases. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) arising in connection with the assigned Tenant Leases which first arise or accrued before the Assumption Date. Such indemnity shall survive the execution and delivery hereof.

     2. Assignee hereby accepts the foregoing assignment, and assumes and agrees to perform all of the duties, obligations and liabilities of the Assignor under the

Tenant Leases which first arise or accrue or are to be performed on or after the Assumption Date. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) arising in connection with the assigned Tenant Leases which first arise or accrue after the Assumption Date. Such indemnity shall survive the execution and delivery hereof.

     3. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and the provisions hereof are solely for the benefit of the parties hereto and their respective successors and assigns and not any other person; and, without limiting the generality of the foregoing, no other person shall be deemed to be a third party beneficiary hereof or shall have any right or remedy hereunder or with respect to any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment as of the date first above written.

                         SKYLINE PARTNERS, L.P.
                         By:  Skyline Partners, Inc., its general partner



                              By:  ______________________
                                   Name:
                                   Title:


                         SNOWDANCE, INC.



                         By:  __________________________
                              Name:
                              Title:

                                    EXHIBIT C
                             [Form of Assignment and
                            Assumption of Contracts]

     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment"), made and entered into this _____ day of ___________, 1997, by and between SKYLINE PARTNERS, L.P., a Delaware limited partnership ("Assignor"), and SNOWDANCE, INC., a ________corporation ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase and Sale Agreement ("Agreement") dated as of August __, 1997, by and among Assignor and Assignee, Assignor has agreed, on and subject to the terms and conditions set out therein, to transfer, convey and assign to Assignee all of Assignor's right, title and interest in, to and under the real property situated in Windham County, State of Vermont, and described Schedule A attached hereto and made part hereof (the "Property").

     WHEREAS, Assignor is a party to the contracts listed on Exhibit A attached hereto and made part hereof, relating to the Property (the "Contracts").

     WHEREAS, in connection with the aforesaid transfer, conveyance and assignment: (i) Assignor desires to assign its entire right, title and interest in and to the Contracts to Assignee, and (ii) Assignee desires to accept such assignment and to assume and agree to perform, subject to the terms and conditions hereof, all of the Assignor's duties, obligations and liabilities under the Contracts arising or accruing from, on or after the date hereof (the "Assumption Date").

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid by Assignee to Assignor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby assigns, conveys and sets over unto Assignee all of Assignor's right, title and interest in and to the Contracts. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) arising in connection with the assigned Contracts which first arise or accrued before the Assumption Date. Such indemnity shall survive the execution and delivery hereof.

     2. Assignee hereby accepts the foregoing assignment, and assumes and agrees to perform all of the duties, obligations and liabilities of the Assignor under the Contracts which first arise or accrue or are to be performed on or after the Assumption Date. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) arising in connection with the assigned Contracts which first arise or accrue after the Assumption Date. Such indemnity shall survive the execution and delivery hereof.

     3. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and the provisions hereof are solely for the benefit of the parties hereto and their respective successors and assigns and not any other person; and, without limiting the generality of the foregoing, no other person shall be deemed to be a third party beneficiary hereof or shall have any right or remedy hereunder or with respect to any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment as of the date first above written.

                         SKYLINE PARTNERS, L.P.

                         By:   Skyline Partners, Inc., its general partner



                               By:  _________________________
                                    Name:
                                    Title:


                         SNOWDANCE, INC.



                         By:  __________________________
                              Name:
                              Title:

                            EXHIBIT D

                        FIRPTA AFFIDAVIT

STATE OF NEW YORK        )
                         ) SS.
COUNTY OF NEW YORK       )

     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by SKYLINE PARTNERS, L.P., a Delaware limited partnership ("Seller"), the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

     2. Seller's U.S. employer tax identification number is _______________; and

     3. Seller's office address is c/o Josephthal Lyon & Ross Incorporated, 200 Park Avenue, 25th Floor, New York, New York 10166.

     Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The undersigned officer of Seller declares that she has examined this certification and to the best of her knowledge and belief it is true, correct and complete, and she further declares that she has authority to sign this document on behalf of Seller.

     Dated:___________ , 1997


                                          ________________________________
                                          Name:
                                          Title:

Sworn to and subscribed before me
this ___ day of __________ 1997.



__________________________________
Notary Public

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